UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2007
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21055 (Commission File Number)	84-1291044 (IRS Employer Identification Number)

9197 South Peoria Street, Englewood, Colorado (Address of Principal Executive Offices)	80112 (Zip Code)
(303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective January 22, 2007, the compensation committee of TeleTech Holdings, Inc. granted an aggregate of 605,000 restricted stock units, also referred to herein as RSUs, to members of our senior management. The grants replace the company’s January 2005 Long Term Incentive Plan. The grants are intended to provide senior management with additional incentives to promote the success of our business, thereby aligning their interests with the interests of our stockholders. Two-thirds of the RSUs granted vest pro rata over three years based solely on TeleTech’s exceeding specified operating income performance targets in each of 2007, 2008 and 2009. If the performance target for a particular year is not met, the RSUs scheduled to vest in that year are cancelled. The remaining one-third of the RSUs vest pro-rata over five years based on the individual recipient’s continued employment with the company. Settlement of the RSUs shall be made in shares of the company’s common stock by delivery of one share of common stock for each RSU then being settled.
The grants included the following:

Recipient	Total # of RSUs	Performance-Based RSUs	Time-Based RSUs
Brian Delaney	250,000	166,667	83,333
John Simon	150,000	100,000	50,000
Kamalesh Dwivedi	100,000	66,667	33,333
John Troka	75,000	50,000	25,000
Alan Schutzman	30,000	20,000	10,000
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELETECH HOLDINGS, INC.
Date: January 25, 2007	By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chief Executive Officer